For Immediate Release	Contact: Media Inquiries Karen Cutler (215) 238-4063 Cutler-Karen@aramark.com Investor Inquiries Kate Pearlman (215) 409-7287 Pearlman-Kate@aramark.com
Aramark Reports First Quarter 2017 Earnings

KEY HIGHLIGHTS

Sales +1%; Organic Sales + 1%
Operating Income +14%; Adjusted Operating Income (AOI) +1%1
EPS +32% to $0.50; Adjusted EPS +10%1 to $0.55
Operating Income Margin up 80 bps to 6.5%; AOI Margin unchanged at 7.1%1

Full-year free cash flow outlook strengthens
Board authorizes $250 million of share repurchases over two years

Philadelphia, PA, February 7, 2017 - Aramark (NYSE:ARMK) today reported first quarter fiscal results.

“We are pleased to report another quarter of solid operating results in line with our expectations, reflecting the strong execution of our focused strategy,” said Eric J. Foss, Chairman, President and CEO. "I am particularly encouraged by our recent levels of new business wins, high retention rates and full pipeline of new opportunities across a number of key sectors."

Foss also noted: “We are also pleased to announce that our Board has authorized a $250 million share repurchase program, as an indication of their confidence in our continued near and long term growth, improved cash flow and overall prospects. We remain committed to reinvesting in our people and business to drive future growth and shareholder value.”

1 Constant Currency

FIRST QUARTER SALES RESULTS*

	Q1 '17 Sales	Q1 '16 Sales	Change	Organic Change
FSS North America	$2,663M	$2,623M	2%	2%
FSS International	677	695	(3%)	1%
Uniform & Career Apparel	395	393	1%	1%
Total Company	$3,735M	$3,710M	1%	1%
* May not total due to rounding.

Consolidated revenues were $3.7 billion in the quarter, an increase of 1% over the prior-year period, driven by organic revenue growth across all three segments. The North America segment was positively impacted by new business in Sports, Leisure and Corrections and continued growth in Education, partially offset by revenue declines in Healthcare and a less favorable Major League Baseball playoff schedule. The International segment continued to deliver solid organic growth, partially offset by previously announced strategic portfolio actions. Uniform sales increased despite energy headwinds.

FIRST QUARTER OPERATING INCOME RESULTS*

	Q1 '17 Operating Income	Q1 '16 Operating Income	Change	Q1 '17 AOI	Q1 '16 AOI	Change
FSS North America	$185M	$168M	10%	$199M	$198M	0.4%
FSS International	32	30	6%	31	30	4%
Uniform & Career Apparel	54	50	7%	52	50	5%
Corporate	(27)	(35)	(23%)	(16)	(15)	8%
Total Company	$244M	$214M	14%	$266M	$262M	1%
Effect of Currency Translation				—
Constant Currency AOI				$266M
* May not total due to rounding.

In the first quarter, the Company drove strong base productivity improvements, while continuing to reinvest in technology and capabilities. North America results were also affected by expected seasonal losses in Yosemite National Park. The Uniform segment benefited from lower operating costs in the quarter, as the prior-year quarter results were adversely impacted by a capacity expansion project on the West Coast.

FIRST QUARTER SUMMARY
On a GAAP basis, sales were $3.7 billion, operating income was $244 million, net income attributable to Aramark stockholders was $125 million and diluted earnings per share were $0.50. This compares to the first quarter of 2016 where, on a GAAP basis, sales were $3.7 billion, operating income was $214 million, net income attributable to Aramark stockholders was $93 million and diluted earnings per share were $0.38. First quarter GAAP diluted earnings per share increased 32% year-over-year.

Adjusted net income was $138 million or $0.55 per share, versus adjusted net income of $123 million or $0.50 per share in the first quarter of 2016. A stronger U.S. dollar decreased sales by approximately $42 million, but had no material impact on operating income or earnings per share.

During the quarter, the Company excluded approximately $19 million from organic sales and $1 million from adjusted operating income related to its acquisition of the Irish specialty food and merchandise retailing company, Avoca Handweavers Limited. The results from this entity have been excluded from organic growth and adjusted operating income calculations during the first year of ownership, which is now complete.

CAPITAL STRUCTURE & LIQUIDITY
Total trailing 12-month debt to covenant adjusted EBITDA was 3.9x, a 40 basis point reduction versus the prior year measurement. Corporate liquidity remains strong, and at quarter-end the company had approximately $818 million in cash and availability on its revolving credit facility.

SHARE REPURCHASE
The Board has authorized the repurchase of up to $250 million of Aramark's common stock over the next two years.

2017 OUTLOOK
The Company provides its expectations for full-year adjusted EPS and full-year free cash flow on a non-GAAP basis, and does not provide a reconciliation of such forward-looking non-GAAP measures to GAAP due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliations, including adjustments that could be made for the impact of the change in fair value related to certain gasoline and diesel agreements, severance and other charges and the effect of currency translation, and, in the case of free cash flow, capital expenditures.

The Company's outlook for 2017 adjusted EPS remains unchanged within a range of $1.85 to $1.95 per share, which includes 2 cents of currency headwind. Further, the Company is now expecting improved full-year free cash flow of greater than $350 million.

COMPANY UPDATE
At its 2017 Shareholders Meeting on February 1, Aramark shareholders elected Patricia Morrison, Executive Vice President, Customer Support Services & Chief Information Officer, Cardinal Health, Inc. to its board. Directors Todd M. Abbrecht, Lawrence T. Babbio, Jr., and Leonard S. Coleman, Jr. did not stand for re-election.

CONFERENCE CALL SCHEDULED
The Company has scheduled a conference call at 10 a.m. Eastern Standard Time today to discuss its earnings. This call and related materials can be heard and reviewed, either live or on a delayed basis, on the Company's web site, www.aramark.com on the investor relations page.

About Aramark

Aramark (NYSE: ARMK) proudly serves Fortune 500 companies, world champion sports teams, state-of-the-art healthcare providers, the world’s leading educational institutions, iconic destinations and cultural attractions, and numerous municipalities in 19 countries around the world.  Our 270,000 team members deliver experiences that enrich and nourish millions of lives every day through innovative services in food, facilities management and uniforms. We operate our business with social responsibility, focusing on initiatives that support our diverse workforce, advance consumer health and wellness, protect our environment, and strengthen our communities.  Aramark is recognized as one of the World’s Most Admired Companies by FORTUNE, rated number one among Diversified Outsourcing Companies, as well as an employer of choice by the Human Rights Campaign and DiversityInc. Learn more at www.aramark.com or connect with us on Facebook and Twitter.

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Selected Operational and Financial Metrics

Adjusted Sales (Organic)
Adjusted Sales (Organic) represents sales growth, adjusted to eliminate the effects of material acquisitions and divestitures and the impact of currency translation.

Adjusted Operating Income
Adjusted Operating Income represents operating income adjusted to eliminate the change in amortization of acquisition-related customer relationship intangible assets and depreciation of property and equipment resulting from the going-private transaction in 2007 (the "2007 LBO"); the impact of the change in fair value related to certain gasoline and diesel agreements; severance and other charges; share-based compensation; the effects of material acquisitions and divestitures and other items impacting comparability.

Adjusted Operating Income (Constant Currency)
Adjusted Operating Income (Constant Currency) represents Adjusted Operating Income adjusted to eliminate the impact of currency translation.

Covenant Adjusted EBITDA
Covenant Adjusted EBITDA represents net income attributable to Aramark stockholders adjusted for interest and other financing costs, net; provision (benefit) for income taxes; depreciation and amortization; and certain other items as defined in our debt agreements required in calculating covenant ratios and debt compliance.

Adjusted Net Income
Adjusted Net Income represents net income attributable to Aramark stockholders adjusted to eliminate the change in amortization of acquisition-related customer relationship intangible assets and depreciation of property and equipment resulting from the 2007 LBO; the impact of changes in the fair value related to certain gasoline and diesel agreements; severance and other charges; share-based compensation; the effects of material acquisitions and divestitures and other items impacting comparability, less the tax impact of these adjustments. The tax effect for adjusted net income for our U.S. earnings is calculated using a blended U.S. federal and state tax rate. The tax effect for adjusted net income in jurisdictions outside the U.S. is calculated at the local country tax rate.

Adjusted Net Income (Constant Currency)
Adjusted Net Income (Constant Currency) represents Adjusted Net Income adjusted to eliminate the impact of currency translation.

Free Cash Flow
Free Cash Flow represents net cash provided by operating activities less net purchases of property and equipment, client contract investments and other. Management believes that the presentation of free cash flow provides useful information to investors because it represents a measure of cash flow available for distribution among all the security holders of the Company.

We use Adjusted Sales (Organic), Adjusted Operating Income (including on a constant currency basis), Covenant Adjusted EBITDA, Adjusted Net Income (including on a constant currency basis) and Free Cash Flow as supplemental measures of our operating profitability and to control our cash operating costs. We believe these financial measures are useful to investors because they enable better comparisons of our historical results and allow our investors to evaluate our performance based on the same metrics that we use to evaluate our performance and trends in our results. These financial metrics are not measurements of financial performance under generally accepted accounting principles, or GAAP. Our presentation of these metrics has limitations as an analytical tool, and should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP. You should not consider these measures as alternatives to sales, operating income or net income, determined in accordance with GAAP. Adjusted Sales (Organic), Adjusted Operating Income, Covenant Adjusted EBITDA, Adjusted Net Income and Free Cash Flow as presented by us, may not be comparable to other similarly titled measures of other companies because not all companies use identical calculations.

Explanatory Notes to the Non-GAAP Schedules
Amortization of acquisition-related customer relationship intangible assets and depreciation of property and equipment resulting from the 2007 Leveraged Buy-out - adjustments to eliminate the change in amortization and depreciation resulting from the purchase accounting applied to the January 26, 2007 going-private transaction executed with investment funds affiliated with GS Capital Partners, CCMP Capital Advisors, LLC and J.P. Morgan Partners, LLC, Thomas H. Lee Partners, L.P. and Warburg Pincus LLC as well as approximately 250 senior management personnel.
Share-based compensation - adjustments to eliminate compensation expense related to the Company's issuances of share-based awards and the related employer payroll tax expense incurred by the Company when employees exercise in the money stock options or vest in restricted stock awards.
Severance and other charges - adjustments to eliminate severance expenses and other costs incurred in the applicable period such as organizational streamlining initiatives ($0.9 million expense reduction for the first quarter of 2016), and other consulting costs related to transformation initiatives ($3.5 million for the first quarter of 2016).
Effects of acquisitions and divestitures - adjustments to eliminate the impact that material acquisitions and divestitures had on the comparative periods.
Gains, losses and settlements impacting comparability - adjustments to eliminate certain transactions that are not indicative of our ongoing operational performance such as income from prior years' loss experience that were favorable under our casualty insurance program ($6.5 million gain for the first quarter of 2017), additional asset impairment associated with preparing a property for sale ($1.7 million for the first quarter of 2016) and the impact of the change in fair value related to certain gasoline and diesel agreements ($4.7 million gain for the first quarter of 2017 and $0.8 million loss for the first quarter of 2016).
Effect of currency translation - adjustments to eliminate the impact that fluctuations in currency translation rates had on the comparative results by presenting the periods on a constant currency basis. Assumes constant foreign currency exchange rates based on the rates in effect for the prior year period being used in translation for the comparable current year period.
Tax Impact of Adjustments to Adjusted Net Income - adjustments to eliminate the net tax impact of the adjustments to adjusted net income calculated based on a blended U.S. federal and state tax rate for U.S. adjustments and the local country tax rate for adjustments in jurisdictions outside the U.S.

Forward-Looking Statements
This press release includes "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 that reflect our current views as to future events and financial performance with respect to, without limitation, conditions in our industry, our operations, our economic performance and financial condition, including, in particular, statements under the heading "2017 Outlook" and relating to our business and growth strategy. These statements can be identified by the fact that they do not relate strictly to historical or current facts. They use words such as "outlook," "aim," "anticipate," "are confident," "have confidence," "estimate," "expect," "will be," "will continue," "will likely result," "project," "intend," "plan," "believe," "see," "look to" and other words and terms of similar meaning or the negative versions of such words.
Forward-looking statements speak only as of the date made. All statements we make relating to our estimated and projected earnings, costs, expenditures, cash flows, growth rates and financial results are forward-looking statements. In addition, we, through our senior management, from time to time make forward-looking public statements concerning our expected future operations and performance and other developments. These forward-looking statements are subject to risks and uncertainties that may change at any time, and, therefore, our actual results may differ materially from those that we expected. We derive many of our forward-looking statements from our operating budgets and forecasts, which are based upon many detailed assumptions. While we believe that our assumptions are reasonable, we caution that it is very difficult to predict the impact of known factors, and, of course, it is impossible for us to anticipate all factors that could affect our actual results. All subsequent written and oral forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by the cautionary statements. Some of the factors that we believe could affect our results include without limitation: unfavorable economic conditions; natural disasters, global calamities, sports strikes and other adverse incidents; the failure to retain current clients, renew existing client contracts and obtain new client contracts; a determination by clients to reduce their outsourcing or use of preferred vendors; competition in our industries; increased operating costs and obstacles to cost recovery due to the pricing and cancellation terms of our food and support services contracts; the inability to achieve cost savings through our cost reduction efforts; our expansion strategy; the failure to maintain food safety throughout our supply chain, food-borne illness concerns and claims of illness or injury; governmental regulations including those relating to food and beverages, the environment, wage and hour and government contracting; liability associated with noncompliance with applicable law or other governmental regulations; new interpretations of or changes in the enforcement of the government regulatory framework; currency risks and other risks associated with international operations, including Foreign Corrupt Practices Act, U.K. Bribery Act and other anti-corruption law compliance; continued or further unionization of our workforce; liability resulting from our participation in multiemployer defined benefit pension plans; risks associated with suppliers from whom our products are sourced; disruptions to our relationship with, or to the business of, our primary distributor; the inability to hire and retain sufficient qualified personnel or increases in labor costs; healthcare reform legislation; the contract intensive nature of our business, which may lead to client disputes; seasonality; disruptions in the availability of our computer systems or privacy breaches; failure to achieve and maintain effective internal controls; our leverage; the inability to generate sufficient cash to service all of our indebtedness; debt agreements that limit our flexibility in operating our business and other factors set forth under the headings Item 1A "Risk Factors," Item 3 "Legal Proceedings" and Item 7 "Management's Discussion and Analysis of Financial Condition and Results of Operations" sections and other sections of our Annual Report on Form 10-K filed with the SEC on November 23, 2016 as such factors may be updated from time to time in our other periodic filings with the SEC, which are accessible on the SEC's website at www.sec.gov and which may be obtained by contacting Aramark's investor relations department via its website www.aramark.com. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release and in our filings with the SEC. As a result of these risks and uncertainties, readers are cautioned not to place undue reliance on any forward-looking statements included herein or that may be made elsewhere from time to time by, or on behalf of, us. We undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments, changes in our expectations, or otherwise, except as required by law.

ARAMARK AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
(In Thousands, Except Per Share Amounts)

	Three Months Ended
	December 30, 2016	January 1, 2016

Sales	$3,735,383	$3,710,275
Costs and Expenses:
Cost of services provided	3,299,329	3,294,523
Depreciation and amortization	126,527	127,518
Selling and general corporate expenses	65,472	74,141
	3,491,328	3,496,182
Operating income	244,055	214,093
Interest and other financing costs, net	65,677	71,320
Income before income taxes	178,378	142,773
Provision for income taxes	52,943	49,337
Net income	125,435	93,436
Less: Net income attributable to noncontrolling interest	96	93
Net income attributable to Aramark stockholders	$125,339	$93,343

Earnings per share attributable to Aramark stockholders:
Basic	$0.51	$0.39
Diluted	$0.50	$0.38

Weighted Average Shares Outstanding:
Basic	244,758	240,521
Diluted	252,593	247,613

ARAMARK AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(In Thousands)

	December 30, 2016	September 30, 2016
Assets

Current Assets:
Cash and cash equivalents	146,951	152,580
Receivables	1,492,291	1,476,349
Inventories	563,935	587,155
Prepayments and other current assets	170,418	276,487
Total current assets	2,373,595	2,492,571
Property and Equipment, net	997,562	1,023,083
Goodwill	4,608,287	4,628,881
Other Intangible Assets	1,084,279	1,111,883
Other Assets	1,320,201	1,325,654
	10,383,924	10,582,072

Liabilities and Stockholders' Equity

Current Liabilities:
Current maturities of long-term borrowings	47,603	46,522
Accounts payable	703,878	847,588
Accrued expenses and other current liabilities	1,027,768	1,290,635
Total current liabilities	1,779,249	2,184,745
Long-Term Borrowings	5,364,855	5,223,514
Other Liabilities	991,453	1,003,013
Redeemable Noncontrolling Interest	9,825	9,794
Total Stockholders' Equity	2,238,542	2,161,006
	10,383,924	10,582,072

ARAMARK AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(In Thousands)

	Three Months Ended
	December 30, 2016	January 1, 2016

Cash flows from operating activities:
Net income	$125,435	$93,436
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization	126,527	127,518
Income taxes deferred	819	21,399
Share-based compensation expense	16,224	15,270
Changes in operating assets and liabilities	(296,738)	(429,795)
Other operating activities	1,707	3,179
Net cash used in operating activities	(26,026)	(168,993)

Cash flows from investing activities:
Net purchases of property and equipment, client contract investments and other	(105,251)	(89,482)
Acquisitions, divestitures and other investing activities	(879)	3,348
Net cash used in investing activities	(106,130)	(86,134)

Cash flows from financing activities:
Net proceeds/payments of long-term borrowings	32,378	259,214
Net change in funding under the Receivables Facility	132,000	25,000
Payments of dividends	(25,246)	(22,853)
Proceeds from issuance of common stock	3,121	7,512
Other financing activities	(15,726)	(20,804)
Net cash provided by financing activities	126,527	248,069
Decrease in cash and cash equivalents	(5,629)	(7,058)
Cash and cash equivalents, beginning of period	152,580	122,416
Cash and cash equivalents, end of period	$146,951	$115,358

ARAMARK AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP MEASURES
ADJUSTED CONSOLIDATED OPERATING INCOME MARGIN
(Unaudited)
(In thousands)

	Three Months Ended
	December 30, 2016
	FSS North America	FSS International	Uniform	Corporate	Aramark and Subsidiaries
Sales (as reported)	$2,662,782	$677,150	$395,451		$3,735,383
Operating Income (as reported)	$185,212	$31,679	$53,764	$(26,600)	$244,055
Operating Income Margin (as reported)	6.96%	4.68%	13.60%		6.53%

Sales (as reported)	$2,662,782	$677,150	$395,451		$3,735,383
Effect of Currency Translation	50	41,567	—		41,617
Effects of Acquisitions and Divestitures	—	(18,563)	—		(18,563)
Adjusted Sales (Organic)	$2,662,832	$700,154	$395,451		$3,758,437
Sales Growth (as reported)	1.53%	-2.56%	0.70%		0.68%
Adjusted Sales Growth (Organic)	1.53%	0.75%	0.70%		1.30%

Operating Income (as reported)	$185,212	$31,679	$53,764	$(26,600)	$244,055
Amortization of Acquisition-Related Customer Relationship Intangible Assets and Depreciation of Property and Equipment Resulting from the 2007 LBO	17,026	180	(383)	—	16,823
Share-Based Compensation	147	145	34	16,340	16,666
Effects of Acquisitions and Divestitures	—	(1,127)	—	—	(1,127)
Gains, Losses and Settlements impacting comparability	(3,817)	—	(1,336)	(5,710)	(10,863)
Adjusted Operating Income	$198,568	$30,877	$52,079	$(15,970)	$265,554
Effect of Currency Translation	17	36	—	—	53
Adjusted Operating Income (Constant Currency)	$198,585	$30,913	$52,079	$(15,970)	$265,607

Operating Income Growth (as reported)	10.03%	5.52%	6.80%		13.99%
Adjusted Operating Income Growth	0.44%	3.77%	4.73%		1.18%
Adjusted Operating Income Growth (Constant Currency)	0.44%	3.90%	4.73%		1.20%
Adjusted Operating Income Margin (Constant Currency)	7.46%	4.42%	13.17%		7.07%

	Three Months Ended
	January 1, 2016
	FSS North America	FSS International	Uniform	Corporate	Aramark and Subsidiaries
Sales (as reported)	$2,622,641	$694,919	$392,715		$3,710,275
Adjusted Sales (Organic)	$2,622,641	$694,919	$392,715		$3,710,275

Operating Income (as reported)	$168,329	$30,023	$50,343	$(34,602)	$214,093
Amortization of Acquisition-Related Customer Relationship Intangible Assets and Depreciation of Property and Equipment Resulting from the 2007 LBO	27,342	142	(655)	—	26,829
Share-Based Compensation	326	72	40	15,663	16,101
Severance and Other Charges	—	(864)	—	3,435	2,571
Gains, Losses and Settlements impacting comparability	1,710	381	—	765	2,856
Adjusted Operating Income	$197,707	$29,754	$49,728	$(14,739)	$262,450

Operating Income Margin (as reported)	6.42%	4.32%	12.82%		5.77%
Adjusted Operating Income Margin	7.54%	4.28%	12.66%		7.07%

ARAMARK AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP MEASURES
ADJUSTED NET INCOME & ADJUSTED EPS
(Unaudited)
(In thousands, except per share amounts)

	Three Months Ended	Three Months Ended
	December 30, 2016	January 1, 2016

Net Income Attributable to Aramark Stockholders (as reported)	$125,339	$93,343
Adjustment:
Amortization of Acquisition-Related Customer Relationship Intangible Assets and Depreciation of Property and Equipment Resulting from the 2007 LBO	16,823	26,829
Share-Based Compensation	16,666	16,101
Severance and Other Charges	—	2,571
Effects of Acquisitions and Divestitures	(1,127)	—
Gains, Losses and Settlements impacting comparability	(10,863)	2,856
Tax Impact of Adjustments to Adjusted Net Income	(8,362)	(19,113)
Adjusted Net Income	$138,476	$122,587
Effect of Currency Translation, net of Tax	43	—
Adjusted Net Income (Constant Currency)	$138,519	$122,587

Earnings Per Share (as reported)
Net Income Attributable to Aramark Stockholders (as reported)	$125,339	$93,343
Diluted Weighted Average Shares Outstanding	252,593	247,613
	$0.50	$0.38
Earnings Per Share Growth (as reported)	31.58%

Adjusted Earnings Per Share
Adjusted Net Income	$138,476	$122,587
Diluted Weighted Average Shares Outstanding	252,593	247,613
	$0.55	$0.50
Adjusted Earnings Per Share Growth	10.00%

Adjusted Earnings Per Share (Constant Currency)
Adjusted Net Income (Constant Currency)	$138,519	$122,587
Diluted Weighted Average Shares Outstanding	252,593	247,613
	$0.55	$0.50
Adjusted Earnings Per Share Growth (Constant Currency)	10.00%

ARAMARK AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP MEASURES
DEBT TO COVENANT ADJUSTED EBITDA
(Unaudited)
(In thousands)

	Twelve Months Ended
	December 30, 2016	January 1, 2016

Net Income Attributable to Aramark Stockholders (as reported)	$319,802	$243,792
Interest and Other Financing Costs, net	309,740	285,339
Provision for Income Taxes	146,306	109,997
Depreciation and Amortization	494,774	506,267
Share-based compensation expense(1)	57,897	65,894
Unusual or non-recurring (gains) and losses(2)	—	(3,903)
Pro forma EBITDA for equity method investees(3)	15,269	15,095
Pro forma EBITDA for certain transactions(4)	2,718	—
Other(5)	28,300	57,496
Covenant Adjusted EBITDA	$1,374,806	$1,279,977

Debt to Covenant Adjusted EBITDA
Total Long-Term Borrowings	$5,412,458	$5,540,150
Covenant Adjusted EBITDA	$1,374,806	$1,279,977
Debt/Covenant Adjusted EBITDA	3.9	4.3

(1) Represents compensation expense related to the Company's issuances of share-based awards but does not include the related employer payroll tax expense incurred by the Company when employees exercise in the money stock options or vest in restricted stock awards.

(2) The twelve months ended January 1, 2016 includes other income of approximately $2.0 million related to our investment (possessory interest) at one of our National Parks Service client sites in our Sports, Leisure & Corrections sector and a net of tax gain of approximately $1.9 million related to the sale of building in our Healthcare sector.

(3) Represents our estimated share of EBITDA primarily from our AIM Services Co., Ltd. equity method investment, not already reflected in our EBITDA. EBITDA for this equity method investee is calculated in a manner consistent with consolidated EBITDA but does not represent cash distributions received from this investee.

(4) Represents the annualizing of net EBITDA from certain acquisitions and divestitures made during the period.
(5) Other includes the following for the twelve months ended December 30, 2016 and January 1, 2016, respectively: organizational streamlining initiatives ($26.8 million costs and $27.4 million costs), the impact of the change in fair value related to certain gasoline and diesel agreements ($13.8 million gain and $0.2 million gain), expenses related to acquisition costs ($4.0 million and $0.4 million), property and other asset write-downs associated with the sale of a building ($5.1 million and $10.4 million) and asset write-offs ($5.0 million and $16.2 million).